                                                            EXHIBIT 11
                                                            ----------

                      THE LIMITED, INC. AND SUBSIDIARIES

                  RESTATED COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)

                                                                       Quarter Ended
                                                         -------------------------------------------
                                                            October 30,               October 31,
                                                                1999                     1998
                                                         ----------------          -----------------
Net income                                                  $      41,362              $      40,593
Less:  impact of IBI dilutive options and
     restricted shares on consolidated income*                       (467)                      (266)
                                                         ----------------          -----------------

Adjusted net income                                         $      40,895              $      40,327
                                                         ================          =================

Weighted average common shares outstanding:
  Common shares issued                                            379,454                    379,454
  Dilutive effect of stock options and restricted
   shares                                                           8,173                      3,739
  Treasury shares                                                (164,743)                  (152,141)
                                                         ----------------          -----------------

  Diluted shares                                                  222,884                    231,052
                                                         ================          =================

Net income per diluted share                                $        0.18              $        0.17
                                                         ================          =================

                                                                    Thirty-nine Weeks Ended
                                                         -------------------------------------------
                                                            October 30,                October 31,
                                                                1999                      1998
                                                         ----------------          -----------------
Net income                                                  $     144,295              $   1,818,320
Less:  impact of IBI dilutive options and restricted
     shares on consolidated income*                                (2,221)                      (910)
                                                         ----------------          -----------------

Adjusted net income                                         $     142,074              $   1,817,410
                                                         ================          =================

Weighted average common shares outstanding:
  Common shares issued                                            379,454                    379,454
  Dilutive effect of stock options and restricted
   shares                                                           8,394                      5,403
  Treasury shares                                                (158,296)                  (133,693)
                                                         ----------------          -----------------

  Diluted shares                                                  229,552                    251,164
                                                         ================          =================

Net income per diluted share                                $        0.62              $        7.24
                                                         ================          =================

*Represents the impact of dilutive options and restricted shares at Intimate Brands as a reduction to income.